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                                                                    EXHIBIT 10.1

                 THE DTM CORPORATION EQUITY APPRECIATION PLAN
                 --------------------------------------------


The DTM Corporation Equity Appreciation Plan (the "Plan") has been established to provide those employees of DTM Corporation ("DTM") who are selected by the Board of Directors of DTM (the "Board") with an opportunity to profit from increases in the value of DTM which encourage third party investors to acquire all or a portion of the ownership of DTM. The Plan further provides those employees with a financial incentive to remain employed at DTM until and after such time as such an ownership change is effected, and to work to enhance the value of DTM during that period.

The Plan shall consist of the terms and conditions set forth below:

1.   CREATION OF PHANTOM STOCK UNITS.  There shall be created hereunder a total
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     of 10,000,000 Phantom Stock Units.  Ten percent of such Phantom Stock Units shall be allocated for the issuance of a like number of Phantom Stock Appreciation Rights ("Phantom SARs") under the Plan to eligible employees. The remainder of said Phantom Stock Units shall remain unallocated and no further grants of Phantom SARs shall be made until further action to allocate the remaining Phantom Stock Units is taken by the Board.

2.   VALUATION OF PHANTOM STOCK UNITS.  The total value of all Phantom Stock
     ---------------------------------
     Units created shall equal the total value of DTM as of the date on which the Phantom Stock Units are created. Each individual Phantom Stock Unit shall equal the dollar value of DTM, divided by 10,000,000. The value of each Phantom Stock Unit shall be determined as of the last day of each fiscal year, based upon the value of DTM on such date, and shall continue to be so valued until the last day of the next fiscal year. The value shall be adjusted as of the last day of each succeeding fiscal year. The value of DTM shall be determined in accordance with a cash flow-based valuation made by an independent third party who is professionally competent to make such determination. Both the independent third party performing the valuation and the final valuation shall be subject to the approval of the Board. Such valuation method and/or third party retained to perform the valuation may be changed from time to time by the Board. Any valuation of DTM during a fiscal year is subject to adjustment during such fiscal year due to changes in accounting methods or transfers of capital between DTM and its majority shareholder, The B.F.Goodrich Company ("Goodrich").

3.   PHANTOM SARs GRANTED TO ELIGIBLE EMPLOYEES.  The Board shall have the right
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     to grant Phantom SARs to those of its employees who are determined by the
     Board to be in a position to influence the value of DTM through their efforts, and whose continued employment may enhance the efforts of DTM to increase its value, and attract third-party investors. Employees who receive grants hereunder shall be referred to herein as Participants. A Phantom SAR granted to a Participant shall give that Participant the right to receive the dollar amount of any appreciation in the value of one Phantom Stock

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     Unit between the date on which the Phantom SAR is granted and the date on which it is exercised.

4.   GRANTS TO ELIGIBLE EMPLOYEES.  Grants of Phantom SARs made to eligible
     -----------------------------
     employees under Paragraph 3 shall be made at such time and in such manner as is determined by the Board, and shall be evidenced by letter agreements with Participants which shall contain such terms and conditions as the Board deems appropriate and which are not inconsistent with the provisions of this Plan. Such grants of Phantom SARs shall not become effective until the letter agreements containing such grants are executed by the Participant, and returned to DTM in accordance with such procedures as are established by the Board.

5.   EXERCISE OF PHANTOM SARs.  Each Phantom SAR granted to a Participant will
     -------------------------
     vest and become exercisable by that Participant upon, but not prior to, a "Change in Control" of DTM. A "Change in Control" of DTM shall be deemed to have occurred either 1) when common stock of DTM is issued to the public in an initial public offering of the common stock of DTM, or 2) Goodrich is no longer the owner of at least 50% of the outstanding common stock of DTM, as a result of an arms-length sale of all or a part of its interest in DTM
     to a third party not affiliated or associated with Goodrich.   From and
     after, but not prior to, the occurrence of such an event, the Phantom SARs (or, if the Change in Control results from an initial public offering, stock options, as described in Paragraph 6 herein) granted to Participants will become exercisable and, except as otherwise described in this Plan, will remain exercisable by the Participant for a period of ten years from the date on which the Phantom SARs or stock options are granted.

6.   TREATMENT OF PHANTOM SARs UPON AN INITIAL PUBLIC OFFERING.
     ----------------------------------------------------------

          a) Phantom SARs which become exercisable due to an initial public offering of common stock of DTM will, immediately upon becoming exercisable, be converted to options to purchase shares of the common stock being offered to the public through the initial public offering, and will not be exercisable for cash. The number of stock options to which each Participant shall be entitled upon such conversion shall be determined by multiplying the number of Phantom SARs granted to that Participant by a fraction, the numerator of which shall be the total number of shares of common stock of DTM created upon the initial public offering, and the denominator of which shall be 10,000,000.

          b) The exercise price of each stock option created upon conversion of a Phantom SAR to a stock option under subparagraph 6(a) shall be determined by dividing the value of a Phantom Stock Unit at the date of grant of the Phantom SAR by a fraction, the numerator of which is the total number of shares of common stock of DTM created upon the initial public offering, and the denominator of which shall be 10,000,000.

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7.   MINIMUM VALUE OF PHANTOM SARs AND OPTIONS.  Notwithstanding anything
     ------------------------------------------
     contained in Paragraphs 5 and 6 above, if, at the time the Phantom SARs or stock options described above first become exercisable as a result of a Change in Control of DTM, the total aggregate value of all such Phantom SARs or stock options granted to all Participants is less than $1,000,000, then the value of each such Phantom SAR or stock option shall be increased pro rata such that the total aggregate value of all such Phantom SARs or stock options shall equal $1,000,000. This shall be accomplished by a pro rata reduction in the exercise price of each Phantom SAR or stock option, to the extent necessary to effectuate the foregoing.

8.   EXERCISE OF PHANTOM SARs OR STOCK OPTIONS.
     ------------------------------------------

          a) A Participant shall have the right to exercise a Phantom SAR or stock option, whichever the case may be, by providing written notice to DTM of his or her desire to exercise such Phantom SARs or stock options. Notice shall be provided in accordance with such procedures as are approved by the Board of Directors.

          b) Any exercise of a Phantom SAR or stock option by a Participant must be of all of the Phantom SARs or stock options then held by that Participant. Partial exercise of Phantom SARs or stock options will not be permitted.

          c) Upon the exercise of a Phantom SAR, a Participant will receive a cash amount equal to the appreciation in value of a Phantom Stock Unit from its value on the date on which the Phantom SAR was granted to its value on the date on which it is exercised (which value, in accordance with Paragraph 3, shall be based upon the value of DTM as of the last day of its previous fiscal year).

          d) Upon the exercise of a stock option, a Participant will receive shares of common stock of DTM having a value on the date on which the stock option is exercised which is equal to the difference between the exercise price, as set forth in subparagraph 6(b) (or adjusted pursuant to Paragraph 7, if necessary), and the average of the high and low prices of the common stock of DTM on the principal stock exchange on which the common stock of DTM is then trading, on the day on which the stock option is exercised.

          e) DTM shall have the right, to the extent which it deems necessary, to withhold from the cash payable to a Participant on the exercise of a Phantom SAR, or from a Participant's regular pay, in the case of the exercise of stock options, an amount sufficient to meet any applicable Federal, state or local tax withholding requirements.

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9.   TERMINATION OF EMPLOYMENT PRIOR TO EXERCISABILITY OR EXERCISE OF PHANTOM
     ------------------------------------------------------------------------
     SARs OR STOCK OPTIONS.
     ----------------------

          a) If the employment of any Participant terminates prior to the date of a Change in Control, all of such Participant's rights under this Plan will cease, and the Participant will forfeit all rights under all Phantom SARs granted to him or her, regardless of the reason for the termination.

          b) If such a Participant's employment terminates for a reason other than death, total and permanent disability (as defined in subparagraph
          (c)), or retirement, as defined in any DTM-sponsored qualified retirement plan in which the Participant is then participating, after the occurrence of a Change in Control, such Participant's right to exercise any vested and exercisable Phantom SARs or stock options will terminate 90 days after the date of termination of employment, except that the Board, in its sole discretion, may agree to provide a longer period of time following termination in which to exercise such Participant's Phantom SARs or stock options. In no event will that period of time exceed the shorter of the remaining term of the Phantom SARs or stock options, or one year.

          c) If the employment of a Participant terminates after the Phantom SARs or stock options have become exercisable, for reasons of death, or total and permanent disability, such that the Participant has been determined by a physician to be unable to work and unlikely to ever be able to work, or retirement, as defined in subparagraph (b) above, that Participant's Phantom SARs or stock options will remain exercisable for a period equal to the shorter of the remaining term of the Phantom SARs or stock options, or one year.

10.  MISCELLANEOUS PROVISIONS.
     -------------------------

          a) Phantom SARs or stock options shall not be transferable other than by will or by the laws of descent and distribution.

          b) Neither the grant of Phantom SARs nor any value realized upon the exercise of them or any stock options shall be considered to be compensation for purposes of determining the amount of any benefit provided under any benefit plan of DTM.

          c) The award of Phantom SARs to a Participant shall not change or otherwise affect in any way the employment relationship between the Participant and DTM, or grant to any Participant any status other than that of being an employee at will.

          d) The Board of Directors shall have the right to condition the award of Phantom SARs to any employee on the employee's agreement to such terms and conditions of employment as the Board sees fit to require, including but not limited

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          to such post-employment non-compete provisions as the Board determines are appropriate.

          e) If any provision of this Plan is found by a court of competent jurisdiction to be unlawful, it shall not affect the validity or enforceability of any other provisions of the Plan.

          f) The Board shall have complete discretionary authority to interpret the Plan, and determine the rights of any Participant under the Plan, and its interpretation of any provision of the Plan, or of any right of any Participant hereunder, shall be final and conclusive.

11.  AMENDMENT OR TERMINATION OF PLAN.  The Board of Directors shall have the
     ---------------------------------
     right to amend or terminate the Plan at any time. No such amendment or termination, however, shall affect the rights of any Participant with respect to any Phantom SARs or stock options available to that Participant prior to the date of amendment or termination.

This Plan is hereby adopted by the Board and is effective as of the 25th day of January, 1995.

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                          [FORM OF LETTER AGREEMENT]



Dear   :


I am pleased to inform you that, upon the terms and conditions contained in this letter agreement (the "Agreement"), the Board of Directors of DTM Corporation (the "Company) has granted you ________ phantom stock appreciation rights ("phantom SARs"), under the DTM Equity Appreciation Plan (the "Plan").

Each phantom SAR granted to you gives you the right to receive the dollar amount of any appreciation in value of one Phantom Stock Unit, as defined in the Plan, from its value on the date on which that particular phantom SAR was granted to its value on the date on which it is exercised by you. The value of a Phantom Stock Unit during each day of a particular fiscal year of the Company, shall be based upon the value of the Company as of the last day of the previous fiscal year of the Company, and shall equal the value of the Company determined at such time divided by the total number of Phantom Stock Units created under the Plan. The value of the Company shall be determined based upon either a) a cash-flow based valuation made by an independent third party, or b) the Company's net income multiplied by an industry average price-to-earnings ratio, or another formula intended to approximate the fair market value of the stock of the Company. The particular valuation method chosen shall be determined by the Company's Board of Directors, so long as it meets the objectives described above.

The phantom SARs granted to you will vest and become exercisable upon any initial public offering of common stock of the Company, or any sale of all of the common stock or assets of the Company to a third party. Either such occurrence shall constitute a "change in control". Until such time, you will have no ability to exercise your phantom SARs. Upon the occurrence of such an event, your phantom SARs will become exercisable and will remain exercisable for a period of ten years.

If your phantom SARs become exercisable because of an initial public offering of Company stock, they will be converted to options to purchase common stock of the Company. The number of options which you will have upon conversion will be determined by multiplying the total number of phantom SARs granted to you by a fraction, the numerator of which is the total number of shares of common stock created upon the initial public offering, and the denominator of which shall be the total number of Phantom Stock Units created by the Board on the "effective date" of the Plan. The exercise price of each option created upon conversion shall be determined by dividing the value of a Phantom Stock Unit at the date of grant of a phantom SAR by a fraction, the numerator of which is the total number of shares of Company common stock created under the initial public offering, and the denominator of which is the total number of Phantom Stock Units created on the effective date of the Plan.

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Notwithstanding the foregoing calculations, however, the total value to all Plan participants of all phantom SARs or stock options, as the case may be, immediately following any initial public offering or other change in control of the Company, as previously defined, shall not be less than $1,000,000. The value of your phantom SARs (or stock options) shall not be less than a pro rata share of $1,000,000, based upon the ratio of phantom SARs and options held by you relative to the total held by all Plan participants. The exercise price of each phantom SAR or stock option will be reduced to the extent necessary to insure that all such phantom SARs and stock options will have an aggregate value of at least $1,000,000.

You may exercise your vested phantom SARs and stock options upon giving written notice to the Company, and in accordance with any procedures established under the Plan. You may not exercise a portion of your phantom SARs and stock options, but must exercise all such phantom SARs and stock options held by you at one time. When you exercise your phantom SARs, you will receive the appreciation in value of the number of Phantom Stock Units which equals the number of phantom SARs being exercised from their value on the date on which the phantom SARs were granted to their value on the date on which they are exercised. When you exercise your stock options, you will receive shares of common stock of the Company having a value on the date the option is exercised equal to the difference between the exercise price, as determined above, and the average of the high and low price of the shares of the Company on the principal stock exchange on which the common stock of the Company is then trading, as of the day on which the option is exercised. The Company will have the right to withhold from the cash payable to you on the exercise of phantom SARs, or from your regular pay on the exercise of stock options, an amount sufficient to meet Federal, state, and local tax withholding requirements resulting from the exercise of the phantom SARs or stock options.

If your employment with the Company terminates prior to the date of an initial public offering of the Company's common stock or other change in control, as previously described, all of your rights under this Agreement will cease, and you will forfeit all of your rights under all phantom SARs granted to you. If your employment terminates for a reason other than death, disability, or retirement, as defined in any Company-sponsored qualified retirement plan in which you are then participating, your right to exercise any vested phantom SARs and stock options will terminate, unless the Board of Directors of the Company, in its sole discretion, agrees to provide you with a period of time following your termination in which to exercise your phantom SARs and stock options. In no event will that period of time exceed one year.

If your employment terminates after your phantom SARs and stock options have vested, for reasons of death, or total and permanent disability, such that you have been determined by a physician to be unable to work and unlikely to ever be able to work, or retirement, as defined above, your vested phantom SARs and stock options will remain exercisable for a period equal to the lesser of the remaining term of the phantom SARs or stock options, or one year.

The phantom SARs and stock options into which they may be converted are not transferable other than by will or by the laws of descent and distribution. They are not considered to be

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compensation for purposes of any benefit plan of the Company, and the award of them to you does not create in you any ownership interest in either the Company or The B.F.Goodrich Company. Further, such award does not change in any way the employment relationship between you and the Company, or give you any status other than that of an employee at will. You do recognize, however, that the award of phantom SARs to you has value to you, and as such, you agree that as consideration for this award, you will not, for a period of three years after any termination of your employment with the Company, become employed by or perform services for, in any capacity, whether as an employee, consultant, or otherwise, any corporate or other business entity which competes with the Company, or which performs services for a competitor of the Company, in the areas in which such competitor competes with the Company.

Please acknowledge your receipt of your award of phantom SARs, upon the terms and conditions contained herein, by signing your name in the space provided below, and returning the form to the Company.

                                   Very truly yours,

                                   DTM Corporation



                                   By:______________________


Agreed and accepted:


___________________
Employee


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